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SIXTH AMENDMENT TO AMENDED AND RESTATED MASTER LEASE

THIS SIXTH AMENDMENT TO AMENDED AND RESTATED MASTER LEASE (this “Amendment”) is dated as of March ___, 2007 (the “Effective Date”), and is among HEALTH CARE PROPERTY INVESTORS, INC., a Maryland corporation (“HCP”), HCPI TRUST, a Maryland real estate trust (“HCP Trust”), EMERITUS REALTY V, LLC, a Delaware limited liability company (“ER-V”), ESC-LA CASA GRANDE, LLC, a Delaware limited liability company (“La Casa Grande”) and TEXAS HCP HOLDING, L.P., a Delaware limited partnership (“Texas HCP,” and together with HCP, HCP Trust, ER-V and La Casa Grande, “Lessor”), on the one hand, and EMERITUS CORPORATION, a Washington corporation (“Emeritus”), ESC III, L.P., a Washington limited partnership d/b/a TEXAS-ESC III, L.P. (“Texas ESC”), EMERITUS PROPERTIES II, INC., a Washington corporation (“Emeritus II”), EMERITUS PROPERTIES III, INC., a Washington corporation (“Emeritus III”), EMERITUS PROPERTIES V, INC., a Washington corporation (“Emeritus V”), EMERITUS PROPERTIES XIV, LLC, a Washington limited liability company (“Emeritus XIV”), ESC-BOZEMAN, LLC, a Washington limited liability company (“ESC Bozeman”) and ESC-NEW PORT RICHEY, LLC, a Washington limited liability company (“ESC New Port Richey”) (collectively and jointly and severally, as “Lessee”), on the other hand, with respect to the following:

RECITALS

A. Lessor is the current “Lessor” and Lessee is the current “Lessee” pursuant to that certain Amended and Restated Master Lease dated as of September 18, 2002 (the “Original Master Lease”), as amended by that certain First Amendment to Amended and Restated Master Lease dated August 31, 2003 (the “First Amendment”), that certain Second Amendment to Amended and Restated Master Lease dated January 26, 2004 (the “Second Amendment”), that certain Third Amendment to Amended and Restated Master Lease dated April 22, 2004 (the “Third Amendment”), that certain Fourth Amendment to Amended and Restated Master Lease dated July 30, 2004 (the “Fourth Amendment”), and that certain Fifth Amendment to Amended and Restated Master Lease dated December 13, 2005 (the “Fifth Amendment,” and together with the First Amendment, Second Amendment, Third Amendment, Fourth Amendment and Fifth Amendment and the Original Master Lease, the “Master Lease”), covering the Leased Property of thirty-five (35) separate Alzheimer’s care, congregate care, assisted-living and/or skilled nursing care Facilities, all as more particularly described in the Master Lease. All capitalized terms used in this Amendment and not defined or modified herein shall have the meanings assigned to such terms in the Master Lease.

B. The obligations of Lessee under the Lease are guaranteed pursuant to that certain Guaranty of Obligations dated as of July 28, 2004 (as amended and reaffirmed from time to time, the “Guaranty”), executed by Daniel R. Baty, an individual (“Guarantor”), in favor of Lessor, as “Owner.”

C. Upon and subject to the terms of that certain Purchase and Sale Agreement and Joint Escrow Instructions dated as of March __, 2007 (as the same may be amended or modified from time to time in accordance with the terms thereof, the “SC Purchase Agreement”), between HCP Trust, as “Seller,” and Emeritus, as “Buyer,” HCP Trust has agreed to sell to Emeritus and Emeritus has agreed to buy from HCP Trust, the Leased Property of the Easley, SC

(Countryside) Facility, the Easley, SC (Summit Place) Facility and the Spartanburg, SC Facility (collectively, the “SC Purchased Facilities,” and each a “SC Purchased Facility”).

D. In connection with the “Closing” of the transactions contemplated by the SC Purchase Agreement, and as a condition thereto, Lessor and Lessee desire to amend the Master Lease (i) to remove from the Leased Property thereof the Land, Leased Improvements, Related Rights, Fixtures, and Lessor’s Personal Property relating to each of the SC Purchased Facilities, (ii) to terminate the Lease with respect thereto (but not the Leased Property of any other Facility) and (iii) to amend the Master Lease in certain other particulars, all as more particularly set forth herein.

AMENDMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendment and Termination With Respect to the SC Purchased Facilities. As of the Effective Date, the Master Lease is hereby amended to remove all references to the SC Purchased Facilities, and each of them, and the Master Lease shall be terminated with respect to the Leased Property of each of the SC Purchased Facilities. The provisions of Section 5.2 of the Original Master Lease shall apply with respect to such termination of the Lease with respect to each of the SC Purchased Facilities. Notwithstanding the foregoing, the following obligations of Lessee under the Master Lease, shall be preserved and continue subsequent to the Effective Date:

(a) Lessee shall remain responsible for and shall indemnify and hold Lessor harmless from and against any and all claims, liabilities, damages, actions and causes of action, costs and expenses, including reasonable attorneys’ fees, for which Lessee is responsible pursuant to the Master Lease with respect to the SC Purchased Facilities, and each of them, and which accrue or have accrued before the Effective Date; and

(b) Lessee shall remain responsible for all obligations of the “Lessee” under the Master Lease which accrue or have accrued before the Effective Date until full and complete payment and/or performance of the same, including payment of all Rent with respect to the SC Purchased Facilities through the Effective Date.

2. Cash Security Deposit. Lessor and Lessee acknowledge that as of February 1, 2007, Lessee had on deposit with Lessor pursuant to Article XXI of the Original Master Lease a Cash Security Deposit in the approximate amount of $5,554,524, of which approximately $1,401,195 was allocable to the SC Purchased Properties. In addition, as of February 22, 2007, the accrued and unpaid interest on such Cash Security Deposit was approximately $1,925,637. Notwithstanding anything to the contrary in Article XXI of the Original Master Lease, as amended to date, Lessor and Lessee agree as follows:

(a) Upon the Closing under the SC Purchase Agreement, Lessee shall be entitled to cause Lessor to apply all or a portion of the sum of the following to the purchase price payable under the SC Purchase Agreement: (i) that portion of the Cash Security Deposit allocable to the SC Properties, plus (ii) all accrued and unpaid interest on the entire Cash Security

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Deposit as of the Closing Date, plus (iii) up to an additional $1,158,000.00 of the Cash Security Deposit.

(b)  The amount of such additional portion of the current Cash Security Deposit which Lessee elects to apply towards the purchase price payable under the SC Purchase Agreement pursuant to clause (iii) of subsection (a) above and the SC Purchase Agreement shall be referred to herein as the “Security Amount Deficit.” Commencing on the first (1st) day of the first full calendar month following the Closing under the SC Purchase Agreement, and on or before the first (1st) day of each calendar month thereafter, Lessee shall replenish the Security Amount Deficit by either depositing with Lessor one or more letters of credit or cash pursuant to Article XXI of the Original Master Lease in amount not less than $20,000 per month until the Security Amount Deficit is fully restored and Lessee has on deposit with Lessor either one or more letters of credit or a Cash Security Deposit in aggregate amount equal to the applicable Letter of Credit Amount for each Facility remaining subject to the terms of the Master Lease, as hereby amended. Lessor and Lessee acknowledge and agree that Lessee shall not be entitled to receive any accrued interest payable on any portion of the Cash Security Deposit pursuant to Article XXI of the Original Master Lease, as amended, until such time as the Security Amount Deficit is fully restored and Lessee has on deposit with Lessor either one or more letters of credit or a Cash Security Deposit in aggregate amount equal to the applicable Letter of Credit Amount for each Facility remaining subject to the terms of the Master Lease, as hereby amended, and all such accrued interest otherwise payable under the Master Lease on such Cash Security Deposit shall be retained by Lessor as part of the Cash Security Deposit.

(c) From and after the Effective Date, the phrase “at an annual rate equal to nine percent (9%)” appearing in Section 21.5 of the Original Master Lease shall be amended to read “at an annual rate equal to the Federal Funds Target Rate in effect from time to time.” For purposes of such Section 21.5 of the Original Master Lease, as hereby amended, “Federal Funds Target Rate” shall mean the applicable “target rate” or “intended federal funds rate” as announced from time to time by the Federal Open Markets Committee (or any successor thereto) (the “FOMC”) for overnight federal fund loans between depository institutions that are members of the Federal Reserve System of the United States, or if such “target rate” or “intended federal funds rate” ceases to be established or announced by the FOMC, such other comparable rate as reasonably selected by Lessor.

 3. Financial Statements.

(a)In lieu of the financial reporting requirements set forth in Section 25.1.2(c) of the Original Master Lease, from and after the Effective Date of this Amendment, Lessee shall furnish to Lessor within forty-five (45) days after the end of each month from and after the Effective Date of this Amendment, all unaudited monthly financial reports for each Facility that Lessee produces for reporting purposes and detailed statements of income and detailed operational statistics regarding occupancy rates, patient and resident mix and patient and resident rates by type for each such Facility for each calendar month. Lessee agrees to provide updated unaudited Facility financial reports within (60) days of each calendar quarter-end and within (90) days of each year-end should any adjustments impact any Facility.

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(b) A new Section 25.3 is hereby added to the Original Master Lease to read in its entirety as follows:

“25.3 Lessee’s Submission of Certificates/Statements in Electronic Format. Lessee shall be obligated to furnish Lessor with all certificates and statements required under this Article XXV by (i) delivery of printed copies of the same to Lessor at its address set forth in Article XXXIII below or any other address that Lessor may from time to time designate in writing and (ii) electronic delivery of the same to Lessor in Microsoft® Office Excel format (or such other format as Lessor may from time to time reasonably require) at any electronic mail address that Lessor may from time to time designate in writing.”

4. Representations and Warranties of Lessee. As of the Effective Date hereof, each Lessee represents and warrants to the Lessor as follows:

(a) Lessee is duly organized and validly existing under the laws of its state of organization/formation, is qualified to do business and in good standing in the State and has full power, authority and legal right to execute and deliver this Amendment and to perform and observe the provisions of this Amendment to be observed and/or performed by Lessee.

(b) This Amendment has been duly authorized, executed and delivered by Lessee, and constitutes and will constitute the valid and binding obligations of Lessee enforceable against Lessee in accordance with its terms, except as such enforceability may be limited by creditors rights, laws and general principles of equity.

(c) Lessee is solvent, has timely and accurately filed all tax returns required to be filed by Lessee, and is not in default in the payment of any taxes levied or assessed against Lessee or any of its assets, or subject to any judgment, order, decree, rule or regulation of any governmental authority which would, in each case or in the aggregate, adversely affect Lessee’s condition, financial or otherwise, or Lessee’s prospects or the Leased Property.

(d) No consent, approval or other authorization of, or registration, declaration or filing with, any governmental authority is required for the due execution and delivery of this Amendment, or for the performance by or the validity or enforceability of this Amendment against Lessee.

(e) The execution and delivery of this Amendment and compliance with the provisions hereof will not result in (i) a breach or violation of (A) any Legal Requirement applicable to Lessee or any Facility now in effect; (B) the organizational or charter documents of such party; (C) any judgment, order or decree of any governmental authority binding upon Lessee; or (D) any agreement or instrument to which Lessee is a counterparty or by which it is bound; or (ii) the acceleration of any obligation of Lessee.

5. Reaffirmation of Master Lease. Lessor and Lessee hereby acknowledge, agree and reaffirm that the Master Lease, as hereby amended, is and the parties intend the same for all purposes to be treated as a single, integrated and indivisible agreement and economic unit.

6. Full Force and Effect; Counterparts; Facsimile Signatures. Except as hereby amended, the Master Lease shall remain in full force and effect (including with respect to

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the Leased Property of the balance of the Facilities). This Amendment may be executed in any number of counterparts, all of which shall constitute one and the same instrument. Telecopied signatures may be used in place of original signatures on this Amendment, and Lessor and Lessee both intend to be bound by the signatures of the telecopied document.

[Signatures on Next Page]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and attested by their respective officers, members or partners thereunto duly authorized.

“LESSOR”

HEALTH CARE PROPERTY INVESTORS, INC.,

a Maryland corporation

By: /s/ Brian J. Maas

Its: Senior Vice President

HCPI TRUST,

a Maryland real estate trust

By:  /s/ Brian J. Maas

Its: Senior Vice President

TEXAS HCP HOLDING, L.P.,

a Delaware limited partnership

By: Texas HCP G.P., Inc.,

a Delaware corporation,

its general partner

By: /s/ Brian J. Maas

Its: Senior Vice President

EMERITUS REALTY V, LLC,

a Delaware limited liability company

By: Health Care Property Investors, Inc.,

a Maryland corporation,

its sole member

By: /s/ Brian J. Maas

Its: Senior Vice President

ESC-LA CASA GRANDE, LLC, a

a Delaware limited liability company

By: Health Care Property Investors, Inc.,

a Maryland corporation,

its sole member

By: / s/ Brian J. Maas

Its: Senior Vice President

“LESSEE”

EMERITUS CORPORATION,
a Washington corporation

By: /s/ Eric Mendelsohn
Its: Director of Real Estate and Legal Affairs

ESC III, L.P.,

a Washington limited partnership

d.b.a. Texas - ESC III, L.P.

By: ESC G.P. II, Inc.,

a Washington corporation,

its general partner

By: /s/ Eric Mendelsohn
Its: Director of Real Estate and Legal Affairs

EMERITUS PROPERTIES II, INC., a Washington corporation

By: /s/ Eric Mendelsohn
Its: Director of Real Estate and Legal Affairs

EMERITUS PROPERTIES III, INC., a Washington corporation

By: /s/ Eric Mendelsohn
Its:  Director of Real Estate and Legal Affairs

EMERITUS PROPERTIES V, INC., a Washington corporation

By: /s/ Eric Mendelsohn
Its: Director of Real Estate and Legal Affairs

EMERITUS PROPERTIES XIV, LLC, a Washington limited liability company

By:	EMERITUS CORPORATION,
a Washington corporation

By: /s/ Eric Mendelsohn
Its: Director of Real Estate and Legal Affairs

ESC-BOZEMAN, LLC, a Washington limited liability company

By:	EMERITUS CORPORATION,
a Washington corporation

By: /s/ Eric Mendelsohn
Its: Director of Real Estate and Legal Affairs

ESC-NEW PORT RICHEY, LLC, a Washington limited liability company

By:	EMERITUS CORPORATION,
a Washington corporation

By: /s/ Eric Mendelsohn
Its: Director of Real Estate and Legal Affairs

CONSENT, REAFFIRMATION AND AGREEMENT OF GUARANTOR

The undersigned Guarantor hereby (i) reaffirms all of its obligations under the Guaranty, (ii) consents to the foregoing Amendment, and (iii) agrees that the Guaranty as hereby reaffirmed, and shall extend to the Master Lease, as so amended.

/s/ Daniel R. Baty
Daniel R. Baty, an individual